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                                                                  EXHIBIT (j)(1)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Trustees of AIM Investment Funds:

         RE:      AIM Global Government Income Fund
                  AIM Emerging Markets Debt Fund
                  AIM Strategic Income Fund
                  AIM Global Consumer Products and Services Fund
                  AIM Global Financial Services Fund
                  AIM Global Health Care Fund
                  AIM Global Infrastructure Fund
                  AIM Global Resources Fund
                  AIM Global Telecommunications and Technology Fund AIM Developing Markets Fund
                  AIM Latin American Growth Fund
                  AIM Global Growth & Income Fund
                  (hereinafter referred to as "the Funds")

We consent to the inclusion in Post-Effective Amendment No. 58 to the Registration Statement on Form N-1A, under the Securities Act of 1933, as amended, and amendment No. 59 to the Registration Statement under the Investment Company Act of 1940, as amended, of AIM Investment Funds: (the "Funds"), of our reports dated December 23, 1999, on our audits of the financial statements and financial highlights of the Funds, which reports are included in the Annual Report to Shareholders for the periods stated therein, which is also included in this Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" in the prospectus and "Independent Accountants" in the Statement of Additional Information.




/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP


Boston, Massachusetts
February 21, 2000